Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Nurix Therapeutics, Inc. of our report dated January 28, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Nurix Therapeutics, Inc.’s Annual Report on Form 10-K for the year ended November 30, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

February 9, 2023